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                                                              Exhibit 8(a)(iii)

                                    FORM OF
                                   AMENDMENT

                     Separate Account and Unit Value Fees
                           Effective October 1, 2001

                                                          Monthly
                                                            Fee
                                                         ----------
            Separate Accounts
            Flat Fee for up to 15 Separate Accounts with
              Investments............................... $99,000.00
            Unit Value Calculations
            Flat Fee for Fund of Fund Accounts.......... $50,000.00

                                         THE LINCOLN NATIONAL LIFE
DELAWARE INVESTMENTS                     INSURANCE COMPANY

By:                                      By:
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Name:                                    Name:
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Title:                                   Title:
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Date:                                    Date:
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